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                                                                  CONFORMED COPY

                         NORTHWEST AIRLINES CORPORATION
                            1994 STOCK INCENTIVE PLAN

                       PHANTOM STOCK UNIT AWARD AGREEMENT

         THIS PHANTOM STOCK UNIT AWARD AGREEMENT (the "Agreement") is entered into as of July 11, 2000, by and between NORTHWEST AIRLINES CORPORATION, a
Delaware corporation (the "Company"), and                     (the
"Participant"), an executive officer of Northwest Airlines, Inc.
("Northwest").

                  WHEREAS, pursuant to the terms and conditions of the Northwest Airlines Corporation 1994 Stock Incentive Plan (the "Plan") and the terms and conditions contained herein, the Company has determined to grant to the Participant on the Grant Date (as defined herein) a phantom stock unit award as an inducement for the Participant to remain an employee of Northwest and to retain and motivate the Participant during his employment with the Company and its Subsidiaries.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Participant hereby agree as follows:

ARTICLE 1.  DEFINITIONS

         Unless otherwise defined in this Agreement, all capitalized terms used herein shall have the meanings attributed to them in the Plan.

         1.1 "ACCRUED UNITS" shall mean any Unit designated as such pursuant to
Section 2.3(b)(ii) hereof until such Unit vests in accordance with Section 2.3(c) hereof.

         1.2 "CAUSE" shall mean with respect to the termination of the Participant's employment with the Company or a Subsidiary of the Company: (a) an act or acts of personal dishonesty by the Participant intended to result in substantial personal enrichment of the Participant at the expense of the Company or a Subsidiary, (b) an act or acts of personal dishonesty by the Participant intended to cause substantial injury to the Company or a Subsidiary, (c) material breach (other than as a result of a Disability) by the Participant of the Participant's obligations under the terms and conditions of the Participant's employment, which action was (i) undertaken without a reasonable belief that the action was in the best interests of the Company or a Subsidiary and (ii) not remedied within a reasonable period of time after receipt of written notice from the Company or a Subsidiary specifying the alleged breach, or (d) the conviction of the Participant of a felony.

         1.3 "CHANGE IN CONTROL" shall mean any one of the following:


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                  (a) (i) The acquisition by any individual, entity or group
         (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "Exchange Act")) (a "Person"), other than one or more Permitted Holders or their Related Parties or any group comprised exclusively of Permitted Holders or their Related Parties, of beneficial ownership (within the meaning of Rule 13d-3 and 13d-5 promulgated under the Exchange Act, except that such person shall be deemed to have "beneficial ownership" of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time) of 20% or more (or, if such Person is an Institutional Investor (as such term is defined in the Rights Agreement dated as of November 20, 1998 between Northwest Airlines Corporation and Norwest Bank Minnesota, N.A.), 25% or more), of either (A) the then outstanding shares of Common Stock of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) (the "Outstanding Common Stock") or
         (B) the combined voting power of the then outstanding voting securities of the Company (or its successor by merger, consolidation or purchase of all or substantially all of its assets) entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), and
         (ii) the Permitted Holders or their Related Parties collectively "beneficially own" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) a lesser percentage of that which is described in each of clause (A) and (B) above and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of the Company or such successor;

                  (b) Individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; PROVIDED, HOWEVER, that any individual becoming a director subsequent to the date hereof, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors of the Company; or

                  (c) Consummation by the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Common Stock and Outstanding Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a

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         corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Common Stock and Outstanding Voting Securities, as the case may be, and (ii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of such Board providing for such Business Combination; or

               (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         1.4 "COMMITTEE" shall mean the Compensation Committee of the Company's Board of Directors or a subcommittee thereof appointed from time to time to administer the Plan which contains at least two "Outside Directors" as that term is defined under Section 162(m) of the Code.

         1.5 "COMMON STOCK" shall mean the common stock, par value $.01 per share, of the Company or such other securities or property as may become subject to the Award as a result of an adjustment made pursuant to Article 5 hereof.

         1.6 "DISABILITY" shall mean the Participant's physical or mental condition which prevents continued performance of his duties and for which the Participant establishes by medical evidence that such condition will be permanent and continuous during the remainder of the Participant's life or is likely to be of at least three (3) years' duration.

         1.7 "FAIR MARKET VALUE" shall mean with respect to a share of Common Stock the average closing price of the Common Stock as reported on the Nasdaq National Market for the ten (10) trading days immediately preceding the applicable Valuation Date.

         1.8 "GOOD REASON" shall mean any one or more of the following:

               (a) a material reduction in Participant's compensation or other benefits;

               (b) any material change in Participant's job responsibilities; provided that, so long as Participant retains a substantial part of his then current oversight responsibility, a transfer of a portion of such oversight responsibility of Participant shall not in and of itself constitute a material change in Participant's job responsibilities; and

               (c) the relocation of the Company's principal executive offices to a location outside the Minneapolis-St. Paul Metropolitan Area;

In order for a Termination of Employment to be considered for Good Reason, such termination must occur within one (1) year after the event giving rise to such Good Reason. Participant's

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continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

         1.9 "GRANT DATE" shall mean April 28, 2000.

         1.10 "PERFORMANCE PERIOD" shall mean the five (5) periods consisting of the one year period ending on December 31, 2000 (the "Initial Performance Period") and each of the four (4) two year periods ending on December 31 of 2001, 2002, 2003 and 2004.

         1.11 "PERFORMANCE STANDARDS," "PERFORMANCE TARGETS" and "MAXIMUM TARGETS" shall mean with respect to a Unit Award and the related Performance Period(s) those criteria, factors and performance-based conditions which are to be established pursuant to Section 2.2 hereof and which, if satisfied, will cause the vesting of the Units in accordance with the terms of this Agreement.

         1.12 "PERMITTED HOLDERS" means each of Alfred A. Checchi, Gary L. Wilson, Frederic V. Malek or Richard C. Blum and Richard C. Blum & Associates - NWA Partners, L.P., and also includes the Company and any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company.

         1.13 "PRORATION FRACTION" shall mean a fraction, the numerator of which is the number of days in any calendar year up to and including the date of a Termination of Employment and the denominator of which is 365.

         1.14 "RELATED PARTIES" with respect to any Permitted Holders means (i) any spouse or immediate family member of such Permitted Holder, any trust created primarily for the benefit of any such individual or such individual's estate, executor, administrator, committee or other personal representatives or beneficiaries; or (ii) any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding a majority controlling interest of which consist of one or more of such Permitted Holders and/or such other Person referred to in the immediately preceding clause
(i).

         1.15 "TERMINATION OF EMPLOYMENT" shall mean the time when the employee-employer relationship between the Participant and the Company and its Subsidiaries ceases for any reason whatsoever. The Participant's employment shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or during authorized vacation or during temporary leaves of absence from active employment granted by the Company and its Subsidiaries.

         1.16 "UNIT" shall mean a phantom stock unit which represents, when vested, the right to receive in accordance with the provisions of this Agreement a payment in cash equal to the Fair Market Value of a share of Common Stock calculated as of the applicable Valuation Date.


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         1.17 "UNIT AWARD" shall mean the Unit award granted to the Participant as of the Grant Date on the terms and conditions set forth in this Agreement

         1.18 "VALUATION DATE" shall mean with respect to a Unit (i) the June 1 next following the end of a Performance Period with respect to which such Unit has vested pursuant to Section 2.3 or 2.5 hereof, or (ii) the Vesting Date with respect to such Unit if such Unit vests in accordance with Section 2.4 hereof.

         1.19 "VESTING DATE" shall mean with respect to a Unit the day on which such Unit vests in accordance with Section 2.3, 2.4 or 2.5 hereof.

ARTICLE 2. THE UNIT AWARD

         2.1 NUMBER OF UNITS SUBJECT TO THE UNIT AWARD. Pursuant to and subject to the terms and conditions of the Plan, and for good and valuable consideration, on the Grant Date the Company grants to the Participant One Hundred Thousand (100,000) Units upon the terms and conditions set forth in this Agreement.

         2.2 PERFORMANCE STANDARDS. The Committee shall in its sole discretion establish the Performance Targets and the Maximum Targets for each Performance Period during the initial ninety (90) days of the applicable Performance Period, provided that with respect to the Initial Performance Period, the Performance Targets and the Maximum Targets shall be established promptly following the date of this Agreement. A copy of such Performance Targets and Maximum Targets, which together shall constitute the Performance Standards for the applicable Performance Period, shall be provided to the Participant at the time such Performance Standards are established. On or before the July 1 following each Performance Period, the Committee shall determine whether the Performance Targets and the Maximum Targets for the applicable Performance Period have been met or exceeded and shall communicate such determination to the Participant.

         2.3 VESTING. Subject to Section 2.4 and 2.5 hereof, the Units which comprise the Participant's Unit Award shall vest as follows:

                  (a) Units shall vest on the last day of a Performance Period if the Performance Targets (but not the Maximum Targets) for such Performance Period have been met or exceeded;

                  (b) If the Maximum Targets for a Performance Period have been
         met or exceeded, (i)      Units shall vest on the last day of such
         Performance Period provided that the sum of       and the number of
         Units (including Accrued Units) which has previously vested under this
         Agreement is not greater than         multiplied by the number of
         Performance Periods which have elapsed under this Agreement (treating the Performance Period with respect to which the foregoing calculation
         is being made as lapsed), or (ii)         Units shall vest on the last
         day of such Performance Period and        Units shall be designated as
         Accrued Units and shall be added to the number of any other Accrued
         Units


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         previously designated as such under this Section 2.3(b), all of which shall be available for vesting under Section 2.3(c); and

                  (c) If the Performance Targets for a Performance Period are
         not met and there exist Accrued Units,        Accrued Units shall vest
         on the last day of such Performance Period and, upon the vesting of such Units, such Units shall cease to be Accrued Units.

         2.4 CHANGE IN CONTROL. In the event of a Change in Control, those Units comprising the Participant's Unit Award which remain unvested at the time of such Change in Control shall vest in full in accordance with this Section 2.4 and upon vesting shall become payable in accordance with Section 2.8 hereof:

                  (a) If the Change in Control occurs pursuant to Section 1.3(a) hereof, the Participant shall become vested in full in all unvested Units immediately upon termination of the Participant's employment by the Company other than for Cause or by the Participant with Good Reason
         (i) at any time after the occurrence of the Change in Control or (ii) before the occurrence of the Change in Control if such termination is in connection with such Change in Control; and

                  (b) If the Change in Control occurs pursuant to Section 1.3(b), (c) or (d) hereof, the Participant shall become vested in full in all unvested Units immediately upon the effective date of such Change in Control.

         2.5 FORFEITURE OF UNITS. In the event a Termination of Employment (other than in connection with a Change in Control) occurs during any Performance Period, all unvested Units shall be canceled immediately upon such Termination of Employment and the Participant shall automatically forfeit all rights with respect to such unvested Units as of the date of such Termination of Employment; provided, however, that in the event a Termination of Employment (other than in connection with a Change in Control) (i) by the Company other than for Cause, (ii) as a result of the Participant's death or Disability, or
(iii) by the Participant for Good Reason, occurs during any Performance Period, and if the Performance Standards are determined to have been met or exceeded for such Performance Period, a number of Units equal to the number of Units that would otherwise vest in accordance with Section 2.3 hereof absent the occurrence of the Termination of Employment multiplied by the Proration Fraction shall vest on the last day of such Performance Period.

         2.6 STOCKHOLDER APPROVAL OF PLAN AMENDMENT. Except for Units that vest during the Initial Performance Period, the Unit Award shall be subject to approval by the Board of Directors and the Company's stockholders in the manner required under Section 162(m) of the Internal Revenue Code of 1986, as amended, of an amendment to the Plan (the "Plan Amendment") that sets forth a list of performance criteria to be used in connection with performance based awards granted pursuant to the Plan, including the Performance Standards to be established pursuant to Section 2.2 hereof, and notwithstanding any provision herein to the contrary, no payments under this Agreement (other than with respect to Units that vest during the Initial Performance Period)


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shall be made to or on behalf of the Participant hereunder unless such approvals of the Plan Amendment are obtained; PROVIDED, HOWEVER, that in the event a Change in Control occurs prior to the stockholder vote pertaining to approval of the Plan Amendment the Company will pay to the Participant upon the vesting of Units pursuant to Section 2.4 hereof, an amount in cash equal to the Fair Market Value of such Units as of the applicable Valuation Date. Except as otherwise provided in this Section 2.6, if the Plan Amendment is not so approved, the Unit Award shall be void ab initio and of no further effect.

         2.7 DEFERRAL OF PAYMENT. Subject to the consent of the Company and such other terms and conditions as the Committee shall prescribe in its sole discretion, the Participant may defer receipt of any amount otherwise payable under this Agreement.

         2.8 PAYMENT. On or before the applicable Valuation Date, the Company shall pay to the Participant an amount in cash equal to the Fair Market Value of all Units which vest in accordance with Section 2.3 or 2.5 hereof. With respect to Units which vest in accordance with Section 2.4 hereof, the Company shall pay to the Participant an amount in cash equal to the Fair Market Value of such vested Units on or before the earlier of ten (10) business days following the applicable Valuation Date or when such Units otherwise would have been payable pursuant to this Section 2.8 had there been no Change in Control.

ARTICLE 3. RESTRICTIONS ON TRANSFER

         The Units may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated other than by will or by the laws of descent and distribution and shall not be subject to execution, attachment or similar process. Any attempted sale, transfer, pledge, assignment, hypothecation or other disposition of the Units contrary to the provisions hereof, or the levy of any execution, attachment or similar process upon the Units, shall be null and void and without effect. No transfer by will or the applicable laws of descent and distribution of any Units that have vested pursuant to this Agreement as of the date of the Participant's death shall be effective to bind the Company unless the Company shall have been furnished with written notice of such transfer and a copy of the will or such other evidence as the Company may deem necessary to establish the validity of the transfer.

ARTICLE 4. ADJUSTMENTS

         In the event of any merger, reorganization, consolidation, sale of all or substantially all of the assets of the Company, recapitalization, stock dividend, stock split, reverse stock split or other change in corporate structure affecting the Common Stock, and provided in the case of any of the foregoing transactions no Change in Control has occurred or will occur in connection therewith, such substitution or adjustment shall be made in the number of Units and/or the number or kind of shares (including shares of a successor or its affiliate) with respect to which a Unit represents the right to receive a cash payment, in each case as may be determined to be appropriate by the Committee in its sole discretion, provided that the number of Units shall always be a whole number.


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ARTICLE 5. MISCELLANEOUS

         5.1 GOVERNING PLAN. This Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. By acceptance of the Unit Award, the Participant agrees to be bound by all of the terms, provisions, conditions and limitations of the Plan and this Agreement. The Participant hereby acknowledges receipt of a copy of the Plan.

         5.2 TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold an amount in cash sufficient to satisfy federal, state and local taxes required by law to be withheld in connection with any payment made hereunder.

         5.3 AGREEMENT DOES NOT CONFER EMPLOYMENT OR STOCKHOLDER RIGHTS. Nothing in this Agreement shall confer upon the Participant any right to continue in the employ of the Company and its Subsidiaries or interfere in any way with the right of the Company and its Subsidiaries to terminate the employment of the Participant at any time. Neither the Participant nor any person entitled to receive any payment under this Agreement in the event of the Participant's death shall have any of the rights of a stockholder of the Company with respect to the Units.

         5.4 NON-EXCLUSIVE. Nothing contained in this Agreement shall prevent the Company from adopting other or additional compensation arrangements; and such arrangements may be either generally applicable or applicable only in specific cases.

         5.5 UNFUNDED STATUS. The Unit Award is intended to be an "unfunded" compensation arrangement. With respect to any payments to be made to the Participant by the Company hereunder, nothing contained herein shall give the Participant nor any person entitled to exercise the Participant's rights under this Agreement in the event of the Participant's death any rights that are greater than those of a general creditor of the Company.

         5.6 TITLES. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         5.7 AMENDMENT. This Agreement may be amended only by a writing executed by the parties hereto which specifically states that it is amending this Agreement.

         5.8 SEVERABILITY. In the event that any provision of this Agreement shall be held by any court of competent jurisdiction illegal, invalid or unenforceable for any reason, such provision shall be fully severable, but shall not affect the remaining provisions of this Agreement and this Agreement shall be construed and enforced as if the illegal, invalid or unenforceable provision had never been included herein.

         5.9 GOVERNING LAW. The laws of the State of Minnesota shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that

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might be applied under principles of conflicts of laws.

         5.10 JURISDICTION. Any suit, action or proceeding against the Participant with respect to this Agreement, or any judgment entered by any court in respect of any thereof, may be brought in any court of competent jurisdiction in the State of Minnesota, and the Participant hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment.

         5.11 NOTICES. All notices and other communications provided for herein shall be in writing and shall be deemed to have been duly given if delivered by hand (whether by overnight courier or otherwise) or sent by registered or certified mail, return receipt requested, postage prepaid, to the party to whom it is directed:

                  (a)      If to the Company, to it at the following address:

                           Northwest Airlines Corporation
                           5101 Northwest Drive
                           St. Paul, Minnesota 55111-3034
                           Attn: Secretary

                  (b) If to the Participant, to him at the address set forth below under his signature;

or at such other address as either party shall from time to time specify by notice in writing to the other.

         5.12 COUNTERPARTS. This Agreement may be executed in two or more counterparts.

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         IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


NORTHWEST AIRLINES CORPORATION

/s/ John H. Dasburg


By: John H. Dasburg
    President & Chief Executive Officer



PARTICIPANT:



PARTICIPANT'S ADDRESS:


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